UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 22, 2011
Date of Report (date of earliest event reported)

MAGMA DESIGN AUTOMATION, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1650 Technology Drive
San Jose, California 95110
(Address of principal executive offices)
(408) 565-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On August 25, 2011, Magma Design Automation, Inc. (“Magma”) issued a press release reporting its financial results for its first quarter ended July 31, 2011. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2011, Mr. David Sugishita notified Magma's Board of Directors that he was resigning from the Board of Directors, effective immediately. Mr. Sugishista's resignation is not due to any disagreement with Magma on any matter relating to Magma's operations, policies or practices.
In consideration of Mr. Sugishita's service as a member of the Board of Directors and his leadership during Magma's recent independent investigation conducted by the Audit Committee, including the extensive hours of service performed by Mr. Sugishita during this time, the Board of Directors approved as compensation to Mr. Sugishita a cash payment of $80,000, the issuance of 20,000 shares of Magma's common stock, and the accelerated vesting of 36,666 restricted stock units previously granted by Magma to Mr. Sugishita that were otherwise scheduled to vest through July 22, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of August 25, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: August 25, 2011	By:	/s/ PETER S. TESHIMA
Peter S. Teshima
Corporate Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated as of August 25, 2011